CERTIFICATE OF DESIGNATION

                            OF SERIES D PARTICIPATING

                                 PREFERRED STOCK

                                       OF

                             AMERICAN SKIING COMPANY

               Pursuant to Section 151 of the General Corporation

                          Law of the State of Delaware

               AMERICAN SKIING COMPANY, a corporation organized under the laws of the State of Delaware (the "Corporation"), certifies that, pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of Serial Preferred Stock, $.01 par value per share, designated Series D Participating Preferred Stock:

               RESOLVED, that the series of authorized Preferred Stock, par value $.01 per share, designated Series D Participating Preferred Stock of the Corporation be hereby created, and that the designations and amounts thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

        A. The Corporation shall have authority to issue 5,000 shares of Series D Convertible Preferred Stock, $.01 par valueper share (the "Series D Preferred Stock"); and

        B. The voting powers, preferences and relative, participating, optional and other special rights of the shares of the Series D Preferred Stock, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.     Definitions.

               As used herein, the following terms have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

               "Adjustment Date" shall mean the date on which any adjustment to the Common Share Equivalent Number or Common Share Equivalent Price takes effect in accordance with the provisions of Section 10.

               "Affiliate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

               "Acquisition Transaction" shall mean a Change of Control effected by any transaction or series of transactions in which at least a majority of the outstanding Common Stock is acquired by any Person, whether pursuant to a tender offer, merger, acquisition or otherwise, or a sale of all or substantially all of the assets of the Corporation as an entirety.

               "Associate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

               "Board of Directors" shall mean the board of directors of the Corporation.

               "Business Day" shall mean any day that is not a Saturday, Sunday or a Legal Holiday.

               "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders, or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act), directly or indirectly, of more than 50% of the voting power of the Corporation's capital stock, unless, in the case of this clause (ii), the Permitted Holders retain the right or ability, by voting power, contract or otherwise, to elect or designate a majority of the Board of Directors of the Corporation; provided that, for so long as any Senior Subordinated Notes are outstanding, a Change of Control shall not be deemed to occur for purposes of this Certificate of Designation unless the same event or transaction shall also have caused a "Change of Control" to have occurred for purposes of the Senior Subordinated Note Indenture, and the Corporation shall be required to make a "Change of Control Offer" as provided therein.

               "Change of Control  Notice"  shall have the  meaning set forth in
Section 6(b)

               "Change of Control  Price"  shall have the  meaning  set forth in
Section 6(b).

               "Class A Common Stock" shall mean the Class A common stock, par value $.01 per share, of the Corporation.

               "Common Share Equivalent Number " shall have the meaning set forth in Section 3.


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


               "Common Share Equivalent Price" means initially $1.25 (the quotient obtained by dividing the Liquidation Price by the initial Common Share Equivalent Number), subject to adjustment pursuant to Section 10.

               "Common Stock" shall mean the Company Common Stock and the Class A Common Stock as the same exist as of the date hereof or as such stock may be constituted from time to time.

               "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

               "Current Market Price" shall mean the Current Market Price of the Company Common Stock calculated in accordance with Section 10(a)(iv).

               "Dividend Rate" shall have the meaning specified in Section 4.

               "Employee Plans" shall mean any equity incentive plan, agreement, bonus, award, stock purchase plan, stock option or other stock arrangement with respect to any directors, officers or other employees of the Corporation.

               "Equity Equivalents" shall mean Common Stock or rights, warrants, options or other convertible securities (including the Repriced Preferred Stock and any other convertible debt or equity) representing the right to acquire Common Stock, or any securities that have similar common equity features, but excluding the exercise of options which were granted prior to the initial public offering of the Corporation or options that were or are set at the market price at the time such options were or are granted by the Corporation or as determined by the Board of Directors or a duly authorized committee thereof.

               "Equity Put Notice" shall have the meaning specified in Section 6(a)(ii).

               "Equity Put Purchase  Price" shall have the meaning  specified in
Section 6(a)(ii).

               "Equity Share Value" shall mean (a) with respect to an Acquisition Transaction in which the holders of Company Common Stock receive consideration, the price per share received by such holders of Company Common Stock, (b) with respect to a Stock Transaction, the price per share paid if Company Common Stock is issued or sold in a Stock Transaction (or the conversion price or exercise price (or equivalent price per share) if convertible securities (or any other securities that have similar common equity features) are issued or sold in a Stock Transaction), and (c) with respect to any other Change of Control transaction, the Current Market Price of the Company Common Stock determined as provided in Section 10(a)(iv) as of the date of such Change of Control transaction. If the consideration in any Acquisition Transaction, Stock Transaction or other Change of Control transaction includes any evidence of indebtedness, securities or other non-cash assets (including securities of any company other than the Corporation), the Equity Share Value shall include the fair value of such evidence of indebtedness, securities or other non-cash assets as agreed to by the Corporation and the Majority Holders (or, if not so agreed, as determined in the manner described in the second to last sentence of
Section 10(a)(iv)).


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


               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Group" shall have the meaning set forth in Rule 13d-5, as in effect on the date hereof, under the Exchange Act.

               "Holders" shall mean the holders of the Series D Preferred Stock.

               "Junior Stock" shall have the meaning specified in Section 2.

               "Junior Subordinated Note Indenture" means the Indenture dated as of the Closing Date (as defined in the Purchase Agreement) relating to the Junior Subordinated Notes, between the Corporation or issuer and Oak Hill Capital Partners, L.P. as trustee.

               "Junior   Subordinated   Notes"   means   the   11.3025%   Junior
Subordinated   Convertible   Notes  due  2007  issued  pursuant  to  the  Junior
Subordinated Note Indenture.

               "Legal Holiday" shall mean any day on which banking institutions are obligated or authorized to close in The City of New York.

               "Liquidation Price" shall mean for each share of Series D Preferred Stock, as of any date, an amount equal to $12,500 per share.

               "Majority Holders" shall mean the Holders of a majority of the then outstanding shares of Series D Preferred Stock.

               "Market  Price   Determination   Date"  shall  have  the  meaning
specified in Section 6(a)(ii).

               "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

               "Notice" shall have the meaning specified in Section 6(b).

               "NYSE" shall mean the New York Stock Exchange.

               "Parity  Securities" shall  have the meaning specified in Section
5.

               "Permitted Holders" means (a) Leslie B. Otten (or, in the event of his incompetence or death, his estate and his estate's heirs, executor, administrator, committee or other representative (collectively, "Heirs")), (b) any Person in which Leslie B. Otten and his Heirs, directly or indirectly, have an 80% controlling interest, and/or (c) Oak Hill Capital Partners, L.P. and Oak Hill Securities Fund, L.P. and their respective Affiliates and Associates.

               "Person" means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3), as in effect on the date hereof, of the Exchange Act.

               "Preferred Stock" shall mean the Serial Preferred Stock, par value $.01 per share, of the Corporation.

               "Purchase   Agreement"   shall  mean  the   Securities   Purchase
Agreement, dated as of July 15, 2001, between the Corporation, Oak Hill Capital Partners, L.P., and the other parties identified therein.

               "Repriced  Preferred  Notice" shall have the meaning specified in
Section 6(a)(i).

               "Repriced   Preferred   Stock"  shall  mean  the  10.5%  Repriced
Convertible Exchangeable Preferred Stock, $.01 par value per share, of the Corporation.

               "Senior  Liquidation  Stock" shall have the meaning  specified in
Section 5.

               "Senior Subordinated Note Indenture" means the Indenture dated as of June 28, 1996, as amended and supplemented by the Supplemental Indenture dated as of September 4, 1998, the Second Supplemental Indenture dated as of September 4, 1998, the Third Supplemental Indenture dated as of August 6, 1999, and the Fourth Supplemental Indenture dated as of October 6, 1999, and as it may be further amended from time to time, relating to the Senior Subordinated Notes, among the Corporation, as issuers, several of the Corporation's subsidiaries, as guarantors, and The United States Trust Company of New York, as trustee.

               "Senior Subordinated Notes" means the Corporation's Series A and Series B Senior Subordinated Notes due 2006 issued pursuant to the Senior Subordinated Note Indenture.

               "Series  B  Preferred   Stock"  shall  mean  the  8.5%  Series  B
Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

               "Series C-1 Preferred Stock" shall mean the 12% Series C-1 Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

               "Series C-2 Preferred Stock" shall mean the 15% Series C-2 Preferred Stock, par value $.01 per share, of the Corporation.

               "Stock Transaction" shall mean a Change of Control effected by transaction or series of transactions pursuant to which the Corporation issues or sells shares of Common Stock or rights, warrants, options or other convertible securities representing the right to acquire Common Stock, or any securities that have similar common equity features.

               "Stockholders" shall mean Oak Hill Capital Partners, L.P., Oak Hill Securities Fund, L.P. and their respective Affiliates and Associates who may now or hereafter own Equity Equivalents.

               "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner of the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such person or of one or more Subsidiaries of such Person (or any combination thereof).

Section 2.     Rank.

               All shares of Series D Preferred Stock, both as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall rank (i) junior to the Repriced Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series C-2 Preferred Stock, (ii) senior to any class of the Corporation's preferred stock hereafter issued (other than any class of preferred stock which expressly ranks pari passu (based on relative liquidation preference) with the Series D Preferred Stock) (the "Junior Preferred"), and
(iii) senior to all of the Corporation's now or hereafter issued Common Stock or any other common stock of any class of the Corporation (collectively with the Junior Preferred, the "Junior Stock").

Section 3.     Common Equivalent.

               For purposes of determining the rights and preferences of the Holders of Series D Preferred Stock hereunder, each share of Series D Preferred Stock shall initially be deemed to represent 10,000 shares of Company Common Stock, subject to adjustment pursuant to the provisions of Section 10. The number of shares of Common Stock which a share of Series D Preferred Stock shall be deemed to represent from time to time, taking account of the adjustment events described in Section 10, is referred to herein as the "Common Share Equivalent Number."

Section 4.     Dividends and Certain Restrictions.

               The Holders shall not be entitled to receive any dividends or distributions except as provided in this Section 4. If the Corporation declares and pays dividends on the Common Stock or otherwise makes any distribution in respect thereof, the Holders shall participate ratably in such dividends or distributions based on the following formula: For each share of Series D Preferred Stock, the Holder thereof shall be entitled to receive an amount equal to the product of (x) the Common Share Equivalent Number multiplied by (y) the amount of the dividend declared and paid or distribution made in respect of each share of Common Stock.

               No dividends may be paid (or declared and set aside for payment), on the Common Stock, and no other distributions may be made in respect of the Common Stock, and no Common Stock (or any rights, options or warrants to purchase Common Stock), may be redeemed, purchased or otherwise acquired for any consideration by the Corporation, unless the Corporation shall simultaneously declare and pay a dividend or make a distribution to the holders of the Series D Preferred Stock as provided in this paragraph or unless, in the case of a redemption, purchase or acquisition of Common Stock, the Corporation simultaneously offers to redeem, purchase or acquire a corresponding portion (based on the ratio that the Common Share Equivalent Number of all outstanding shares of Series D Preferred Stock bears to the total number of outstanding shares of Common Stock) at a price per share of Series D Preferred Stock equal to the Common Share Equivalent Number of such share multiplied by the price per share to be paid for each share of Common Stock, and otherwise on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock are entitled to participate in the offer. The record date for the payment of any dividend or distribution under this Section 4 shall be not more than 60 nor less than 30 days preceding the date of payment thereof.

               Any reference to "dividend" or  "distribution"  contained in this
Section 4 shall not be deemed to include any dividend or distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, that is effected in accordance with the preferences and priorities set forth in the Corporation's certificate of incorporation and all certificates of designation setting forth the rights of the holders of the Corporation's Preferred Stock.

Section 5.     Liquidation Right.

               In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, for each share of Series D Preferred Stock the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series D Preferred Stock an amount equal to the sum of (1) the Liquidation Price and (2) an additional amount equal to the product of (x) the amount of the remaining assets of the Corporation available for distribution after payment in full of the Liquidation Price of the Series D Preferred Stock and the respective liquidation preferences payable to the holders of any class or series of preferred stock of the Corporation ranking senior as to liquidation rights to the Series D Preferred Stock (the "Senior Liquidation Stock") and to the holders of any other class or series of preferred stock (but excluding in each case any liquidation preference that ranks equally with the Common Stock) multiplied by (y) a fraction the numerator of which is the Common Share Equivalent Number and the denominator of which is the sum of the number of shares of Common Stock then outstanding and the aggregate Common Stock Equivalent Number for all outstanding shares of Series D Preferred Stock; provided, however, that such rights shall accrue to the Holders only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of the Senior Liquidation Stock shall have been fully met. If the assets of the Corporation available for distribution after payment of the liquidation preferences of holders of all the Senior Liquidation Stock are not sufficient to pay the full amount to which the holders of outstanding shares of Series D Preferred Stock and the liquidation preferences payable to the holders of any class or series of preferred stock ranking (based on relative liquidation preference) pari passu with the Series D Preferred Stock ("Parity Securities"), then the assets of the Corporation shall be distributed ratably among the Holders and the holders of Parity Securities.

               Upon any liquidation, dissolution or winding up of the Corporation, after the holders of the Senior Liquidation Stock, the Series D Preferred Stock and any Parity Securities shall have been paid in full the amounts to which they shall be entitled, the remaining assets of the Corporation may be distributed to the holders of Junior Stock.

               Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or offer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5 (unless in connection therewith the liquidation of the Corporation is specifically approved).

Section 6.     Redemption.

               The Company shall purchase all or a portion (as applicable) of a Holder's Series D Preferred Stock at the prices and on the dates, and otherwise on the terms and subject to the conditions, provided in this Section 6.

               (a) Redemption at the Option of the Holders.

                     (i) Each Holder may require the Corporation to purchase such requesting Holder'sSeries D Preferred Stock on July 31, 2007, at a purchase price per share of Series D Preferred Stock in cash in an amount equal to the Liquidation Price.

               No purchase of Series D Preferred Stock shall be made unless and until all outstanding Repriced Preferred Stock has been converted, repurchased, redeemed or otherwise retired or the holders of the Repriced Preferred Stock have consented thereto in accordance with the requirements of the Corporation's certificate of incorporation. If a repurchase of Series D Preferred Stock cannot occur by reason of this paragraph, the Corporation, on the first Business Day after all Repriced Preferred Stock has been so converted, repurchased, redeemed or otherwise retired or such consent shall have been granted, shall give to each Holder a written notice (a "Repriced Preferred Notice") stating:

                                 (1)  that  Repriced  Preferred  Stock  has been
converted, repurchased, redeemed or retired or that the consent of the holders of the Repriced Preferred Stock has been obtained; and

                                 (2)  that  the  Holder has the right to require
the Corporation to purchase such Holder's Series D Preferred Stock at a purchase price per share of Series D Preferred Stock in cash in an amount equal to the Liquidation Price;

                                 (3)   the purchase date, which date shall be no
earlier than 10 days nor later than 15 days from the date such notice is mailed; and

                                 (4) the instructions (which shall be consistent
with this Section 6(a)(i)) a Holder must follow in order to have its Series D Preferred Stock purchased.

               Holders electing to have Series D Preferred Stock purchased under this Section 6(a)(i) will be required to surrender such Series D Preferred Stock to the Corporation at any time during normal business hours at its principal place of business (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders) at least five Business Days prior to July 31, 2007 (or, if applicable, the purchase date stated in the applicable Repriced Preferred Notice). Any Holder will be entitled to withdraw its election if the Corporation receives, not later than three Business Days prior to July 31, 2007 (or, if applicable, the purchase date stated in the applicable Repriced Preferred Notice), a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the amount of the Series D Preferred Stock delivered by such Holder as to which its election is to be withdrawn and a statement that such Holder is withdrawing its election to have such Series D Preferred Stock purchased.

               If, on July 31, 2007 (or, if applicable, the purchase date stated in the applicable Repriced Preferred Notice), funds are not legally available to the Corporation for purchase of the shares of Series D Preferred Stock that the Holders have requested to be purchased by the Company, the Corporation shall purchase on such date, at the Liquidation Price, pro rata among the electing Holders based on the Liquidation Price of their shares, that number of shares of Series D Preferred Stock which it can lawfully purchase, and from time to time thereafter, as soon as funds are legally available, the Corporation shall purchase at the Liquidation Price shares of Series D Preferred Stock pro rata among the electing Holders until the Corporation has purchased all the shares of Series D Preferred Stock that the Holders have requested be purchased.

               In the event that the Corporation is in arrears in the purchase of its Series D Preferred Stock pursuant to this Section 6(a)(i) (including, without limitation, by reason of the fact that sufficient funds are not legally available to pay the purchase price), or a purchase cannot occur by reason of the fact that the Repriced Preferred Stock is outstanding, the Corporation may not (i) purchase, redeem or pay dividends on any Junior Stock or (ii) make any mandatory purchase or redemption of any Series D Preferred Stock or Parity Securities except pro rata according to all such obligations then due or in arrears.

               Any shares of Series D Preferred Stock that are not purchased on the scheduled purchase date shall continue to be outstanding and bear dividends until purchased.

                     (ii) After the 91st day following the date on which all Senior Subordinated Notes are no longer outstanding, each Holder may require the Corporation to purchase all or a portion of such requesting Holder's Series D Preferred Stock at a purchase price in cash for each share of Series D Preferred stock equal to the product obtained by multiplying the Common Share Equivalent Number effective as of the Market Price Determination Date (as defined below) in any year multiplied by the Current Market Price per share of Company Common Stock, determined in the manner set forth in Section 10(a)(iv) below, as of the Market Price Determination Date (the "Equity Put Purchase Price"). "Market Price Determination Date" means (A) the 92nd day (or if such day is not a Business Day, the succeeding Business Day) following the date on which all Senior Subordinated Notes are no longer outstanding (the "Initial Market Price Determination Date") and (B) in any subsequent year, the anniversary of the Initial Market Price Determination Date (or, if such anniversary is not a Business Day, the next succeeding Business Day).

               If the Company Common Stock is then listed or admitted to trading on the NYSE or another national securities exchange or prices for the Company Common Stock are quoted on the NASDAQ National Market, the Company may, at its option and in lieu of cash, pay the Equity Put Purchase Price by delivery to the requesting Holders, for each share of Series D Preferred Stock, a number of shares of Company Common Stock equal to the Common Share Equivalent Number of such share of Series D Preferred Stock on the Market Price Determination Date.

               In connection with any purchase of shares of Series D Preferred Stock in any one year pursuant to this Section 6(a)(ii), if the Corporation elects to pay the Equity Put Purchase Price in cash and the aggregate purchase price for all shares of Series D Preferred Stock requested to be purchased by the electing Holders would exceed $15,000,000, then the Corporation shall not be obligated to purchase more than one third of the total number of outstanding shares of Series D Preferred Stock on a fully diluted basis (after giving effect to the conversion of any outstanding convertible securities) on the first date on which a Holder requests a repurchase under this Section 6(a)(ii) (or such greater number of shares with an aggregate Equity Put Purchase Price equal to $15,000,000). If the Corporation elects to limit the number of shares of Series D Preferred Stock to be purchased as provided in this paragraph, then any reduction in the number of shares of Series D Preferred Stock shall be effected pro rata as to all Holders based on the number of shares of Series D Preferred Stock held by them.

               Within 15 days following each Market Price Determination Date, the Corporation shall give to each Holder a written notice (the "Equity Put Notice") stating:

                                 (1)  that such Holder  has the right to require
the Corporation to purchase all or a portion of such Holder's Series D Preferred Stock at the Equity Put Purchase rice as set forth above;

                                 (2)  the purchase date,  which date shall be no
earlier than 15 days nor later than 30 days from the date the Equity Put Notice is mailed;

                                 (3) the Corporation's calculation of the Equity
Put Purchase Price and whether the Equity Put Purchase Price will be paid in cash or in shares of Company Common Stock;

                                 (4) if the Corporation elects to pay the Equity
Put Purchase Price in cash, and intends to limit the number of shares of Series Preferred Stock to be purchased as provided above, the aggregate number of shares of Series D Preferred Stock the Corporation intends to purchase (which shall not be less than one-third of the total number of shares of Series D Preferred Stock on a fully diluted basis as provided above, or such greater number of shares with an Equity Put Purchase Price equal to $15,000,000); and

                                 (5)  the  instructions  a Holder must follow in
order to have its Series D Preferred Stock purchased pursuant to this Section 6(a)(ii).

               Holders electing to have Series D Preferred Stock purchased under this Section 6(a)(ii) shall be required, at least five Business Days prior to the purchase date specified in the Equity Put Notice, to deliver written notice to the Corporation at its principal place of business (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders), that he or she elects to have such shares purchased by the Corporation pursuant to this Section 6(a)(ii) and stating the number of shares of Series D Preferred Stock to be purchased. Any Holder will be entitled to withdraw its election at any time prior to the purchase date specified in the Equity Put Notice for any reason.

               A Holder requesting to have its shares of Series D Preferred Stock purchased pursuant to this Section 6(a)(ii) shall not be entitled to receive payment of the Equity Put Purchase Price for its shares until such Holder shall cause to be delivered to the place specified in the Equity Put Notice (i) the certificate(s) representing such shares of Series D Preferred Stock to be purchased and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series D Preferred Stock to the Corporation free of any adverse interests; provided that the foregoing is subject to the other provisions of the Corporation's certificate of incorporation or the Corporation's bylaws governing lost certificates generally. If less than all of the shares represented by any such certificate are to be purchased, a new certificate shall be issued without cost to the Holder thereof representing the unredeemed shares.

               No Equity Put Notice shall be issued pursuant to this Section 6(a)(ii) unless and until all outstanding Repriced Preferred Stock has been converted, repurchased, redeemed or otherwise retired or the holders of the Repriced Preferred Stock shall have consented to the issuance of the Equity Put Notice in accordance with the requirements of the Corporation's certificate of incorporation.

               If funds are not legally available to the Corporation for purchase of the shares of Series D Preferred Stock that the electing Holders have requested to be purchased, the Corporation shall purchase on the scheduled purchase date, at the Equity Put Purchase Price, pro rata among the Holders based on the Liquidation Price of their shares, that number of shares of Series D Preferred Stock which it can lawfully purchase, and from time to time thereafter, as soon as funds are legally available, the Corporation shall purchase at the Equity Put Purchase Price shares of Series D Preferred Stock pro rata among the electing Holders until the Corporation has purchased all the shares of Series D Preferred Stock that the electing Holders have requested be purchased.

               If the Corporation defaults or is in arrears in its obligations under this Section 6(a)(ii), (including, without limitation, by reason of the fact that sufficient funds are not legally available to pay the Equity Put Purchase Price), or if the Company is not permitted to deliver an Equity Put Notice by reason of the fact that the Repriced Preferred Stock remains outstanding, the Corporation may not (i) purchase, acquire, redeem or pay dividends on any Junior Stock or (ii) purchase, redeem or otherwise acquire any Series D Preferred Stock or Parity Securities except pro rata according to all such obligations then due or in arrears.

               Any shares of Series D Preferred Stock that are not purchased on the scheduled purchase date shall continue to be outstanding and bear dividends until purchased.

               (b)  Change  Of  Control.  Upon the  occurrence  of a  Change  of
Control, each Holder may require the Corporation to purchase such requesting Holder's Series D Preferred Stock at a purchase price in cash in an amount equal to the greater of (i) the Liquidation Price and (ii) the Equity Share Value (the "Change of Control Price").

               Within 45 days following any Change of Control, the Corporation shall give to each Holder a written notice (a "Change of Control Notice") stating:

                     (i) that a Change of Control has occurred and that such Holder has the right to require the Corporation to purchase such Holder's Series D Preferred Stock at the Change of Control Price as set forth above;

                     (ii) the circumstances and relevant facts regarding such Change of Control;

                     (iii) the purchase date, which date shall be no earlier than 45 days nor later than 60 days from the date such notice is mailed; and

                     (iv) the instructions a Holder must follow in order to have its Series C-1 Preferred Stock purchase pursuant to this Section 6(b).

               The Change of Control Notice shall be given by first class mail, postage prepaid, to each Holder of record of the Series D Preferred Stock, at such Holder's address as it shall appear upon the stock transfer books of the Corporation.

               Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the Holder of the Series D Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to a Holder of any shares designated for purchase shall not affect the validity of the proceedings for the purchase of any shares of Series D Preferred Stock owned by other Holders to whom such notice was duly given.

               Holders electing to have Series D Preferred Stock redeemed under this Section 6(b) will be required to surrender such Series D Preferred Stock to the Corporation at the address specified in the Change of Control Notice at least five Business Days prior to the specified purchase date. Any Holder will be entitled to withdraw its election if the Corporation receives, not later than three Business Days prior to the redemption date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the amount of the Series D Preferred Stock delivered for purchase by such Holder as to which its election is to be withdrawn and a statement that such Holder is withdrawing its election to have such Series D Preferred Stock purchased.

               No Change of  Control  Notice  shall be issued  pursuant  to this
Section 6(b) unless and until all outstanding Repriced Preferred Stock has been, or shall have been as part of the Change of Control, converted, repurchased, redeemed or otherwise retired or the holders of the Repriced Preferred Stock shall have consented to the issuance of the Change of Control Notice in accordance with the requirements of the Corporation's certificate of incorporation. If a Change of Control Notice cannot be issued by reason of this paragraph, the Company shall deliver the Change of Control Notice on the first Business Day after all outstanding Repriced Preferred Stock has been so converted, repurchased, redeemed or otherwise retired or such consent shall have been granted.

               If any Senior Subordinated Notes are outstanding or were outstanding within 91 days prior to the scheduled date of purchase under this
Section 6(b), (i) notwithstanding any other provision of this Section 6(b), the purchase date of any Series D Preferred Stock shall not occur prior to the purchase date for the Senior Subordinated Notes, and (ii) no purchase or payments shall be made under this Section 6(b) so long as such purchase or payments are prohibited by the terms of the Senior Subordinated Note Indenture. Any purchase or payment not made by reason of this paragraph shall be deferred until the first date on which such payment shall be permitted to be made under the terms of the Senior Subordinated Note Indenture. If the Corporation is only permitted to purchase a portion of the Series D Preferred Stock or to pay part of the Change of Control Price (including, without limitation, paying only the Liquidation Price and a portion of the premium), it shall immediately pay such portion to the Holders pro rata in accordance with the Liquidation Price of their shares.

               If, upon any Change of Control, funds are not legally available to the Corporation for purchase of the shares of Series D Preferred Stock that the Holders have requested to be purchased, the Corporation shall purchase on the scheduled purchase date, at the Change of Control Price, pro rata among the Holders based on the Liquidation Price of their shares, that number of shares of Series D Preferred Stock which it can lawfully purchase, and from time to time thereafter, as soon as funds are legally available, the Corporation shall purchase at the Change of Control Price shares of Series D Preferred Stock pro rata among the electing Holders until the Corporation has purchased all the shares of Series D Preferred Stock that the Holders have requested be purchased.

               If the Corporation defaults or is in arrears in its obligations under this Section 6(b), (including, without limitation, by reason of the fact that sufficient funds are not legally available to pay the Change of Control Price), or if the Company does not deliver a Change of Control Notice by reason of the fact that the Repriced Preferred Stock remains outstanding, or if the Company is not permitted to purchase all of the Series D Preferred Stock or to pay all or any portion of the Change of Control Price for any reason, the Corporation may not (i) purchase, acquire, redeem or pay dividends on any Junior Stock or (ii) purchase, redeem or otherwise acquire any Series D Preferred Stock or Parity Securities, except pro rata according to all such obligations then due or in arrears.

               The Corporation will not be required to pay the Change of Control Price upon a Change of Control if a third party pays the Change of Control Price in the manner, at the time and otherwise in compliance with the requirements set forth in Section 6(b) applicable to the Change of Control Price payable by the Corporation.

               Any shares of Series D Preferred Stock that are not purchased on the scheduled purchase date shall continue to be outstanding and bear dividends until purchased.

               (c) Conflict. If there is any conflict between the provisions of this Section 6) and any applicable federal securities laws or regulations, the provisions of such federal securities laws and regulations shall apply.

Section 7.     Voting Rights.

               (a) General.

               The Series D Preferred Stock shall not have the right to vote except as provided in Section 7(b) below and for voting rights required under or granted by Delaware law. In connection with any right of the Holders of the Series D Preferred Stock to vote separately as a class pursuant to Section 7(b) or under Delaware law, each Holder will have one vote for each share of Series D Preferred Stock held by it. Any shares of Series D Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

               (b) Class Voting Rights.

                     (i) Actions Requiring Affirmative Vote. So long as shares of Series D Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, or through merger or consolidation with any other person, without the affirmative vote or consent of the Majority Holders, with the Holders voting separately as a class, (a) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Corporation's certificate of incorporation or the Corporation's by-laws, as amended, so as to affect adversely the relative rights, preferences, powers (including, without limitation, voting powers) and privileges of the Series D Preferred Stock, (b) authorize or issue any new class of shares or Equity Equivalents having a preference with respect to dividends, redemption and/or liquidation over, or on a parity with, the Series D Preferred Stock, (c) reclassify any of its Junior Stock into shares having a preference with respect to dividends, redemption and/or liquidation over, or on a parity with, the Series D Preferred Stock, or (d) issue any additional shares of Series D Preferred Stock (other than upon conversion of the Junior Subordinated Notes).

                     (ii) Special Meeting. Whenever the rights described above shall vest pursuant to this Section 7(b) or Delaware law, such rights may be exercised by the vote of the Majority Holders present and voting, in person or by proxy, at a special meeting of Holders or at the next annual meeting of stockholders, or by written consent of the Majority Holders without a meeting. Unless such action shall have been taken by written consent as aforesaid, a special meeting of the Holders for the exercise of any such right shall be called by the Secretary of the Corporation as promptly as possible in compliance with applicable law and regulations, and in any event within 10 days after receipt of a written request signed by the Holders of record of at least 25% of the then outstanding shares of the Series D Preferred Stock, subject to any applicable notice requirements imposed by law or by any national securities exchange on which any Series D Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

                     (iii) Stockholders' Right To Call Meeting. If any meeting of the Holders required by this paragraph (b) to be called shall not have been called within 10 days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Series D Preferred Stock is then listed, then the Holders of record of at least 25% of the then outstanding shares of the Series D Preferred Stock may designate in writing a Holder of the Series D Preferred Stock to call such meeting at the reasonable expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or any national securities exchange on which the Series D Preferred Stock is then listed) as may be acceptable to the Majority Holders. Any Holder of Series D Preferred Stock so designated shall have reasonable access to the stock books of the Corporation relating solely to the Series D Preferred Stock for the purpose of causing such meeting to be called pursuant to these provisions.

                     (iv) Quorum. At any meeting of the Holders called in accordance with the provisions of this paragraph (b), the presence in person or by proxy of the Majority Holders with the Holders of Series D Preferred Stock voting as a single class shall be required to constitute a quorum; in the absence of a quorum, a majority of the Holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

Section 8.     Outstanding Shares.

               For purposes of this Certificate of Designation, all shares of Series D Preferred Stock shall be deemed outstanding except from the date of registration of transfer, all shares of Series D Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

Section 9.     Status of Acquired Shares.

               The Corporation shall take all such actions as are necessary to cause any shares of Series D Preferred Stock redeemed by the Corporation or otherwise acquired by the Corporation, to be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Series D Preferred Stock unless the other provisions of this Resolution have been complied with.

Section 10.    Anti-Dilution Adjustments

               (a) The Common Share Equivalent Number and the Common Share Equivalent Price shall be adjusted from time to time as follows: Whenever the Common Share Equivalent Number is adjusted pursuant to paragraph (a)(i) below, the Common Share Equivalent Price shall be automatically adjusted to equal the quotient obtained by dividing the Liquidation Price by the adjusted Common Share Equivalent Number, and whenever the Common Share Equivalent Price is adjusted pursuant to paragraph (b)(ii) or (iii) below, the Common Share Equivalent Number shall also be automatically adjusted by dividing the Common Share Equivalent Number in effect as of the Adjustment Date by the adjusted Common Share Equivalent Price.

                     (i) In case the Corporation shall (i) pay a dividend in shares of any class of its Common Stock to all holders of such class, (ii) make a distribution in shares of any class of its Common Stock to all holders of such class, (iii) subdivide any of its outstanding Common Stock into a greater number of shares, or (iv) combine any of its outstanding Common Stock into a smaller number of shares, the Common Share Equivalent Number shall be adjusted so that following such event the Common Share Equivalent Number shall represent a percentage of the number of outstanding shares of Common Stock equal to the percentage of the number of shares of Common Stock outstanding immediately preceding the happening of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                     (ii) In case the Corporation shall issue Equity Equivalents to all or substantially all holders of any class of its Common Stock or to any other person (other than the Holders) entitling such person or persons to subscribe for, purchase or otherwise acquire shares of Common Stock (or securities in any manner representing the right to acquire Common Stock or other

Equity Equivalent) at a price per share (or conversion or other equivalent price per share) that is less than the then Current Market Price per share of Common Stock (as determined in accordance with subsection (v) below) at the record date for the determination of shareholders entitled to receive such Equity Equivalents on the date of issuance thereof or, with respect to issuances to persons other than Holders, on the issue date, as applicable, the Common Share Equivalent Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Common Share Equivalent Price in effect immediately prior to such record date or issue date, as applicable, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock or other Equity Equivalent so offered, (or the aggregate conversion price or other equivalent price of the securities so offered) would purchase at such Current Market Price (as defined in subsection (iv) below), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date or issue date, as applicable, plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible or, in the case of other Equity Equivalents, the number of shares of Common Stock represented by such Equity Equivalent). Such adjustment shall be made successively whenever any Equity Equivalents are issued, and shall become effective immediately after such record date or such sale date, as applicable. If at the end of the period during which such Equity Equivalents are exercisable not all such Equity Equivalents shall have been exercised, the adjusted Common Share Equivalent Price shall be readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities or other Equity Equivalents actually issued).

                     (iii) In case the Corporation shall distribute to all or substantially all holders of any class of Common Stock any shares of capital stock of the Corporation (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than the Corporation), or shall distribute to all or substantially all holders of any class of Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (ii) above), then in each such case the Common Share Equivalent Price shall be adjusted so that the same shall equal the price determined by multiplying the Common Share Equivalent Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (iv) below) of the Company Common Stock on the record date mentioned below less the fair market value on such record date (as agreed to by the Corporation and the Majority Holders or, if not so agreed, as determined in a manner similar to the determination of Current Market Price described in the second to last sentence of subsection (iv) below) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (iv) below) of the Company Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                     (iv) For  the purpose of any  computation under subsections
(ii) and (iii) of this Section 10(a), the current market price (the "Current Market Price") per share of Company Common Stock on any date shall be deemed to be equal to the average of the daily closing prices of the Company Common Stock on the NYSE or, if not then listed or traded on the NYSE, such other national securities exchange or the NASDAQ National Market if the Company Common Stock is then listed or traded thereon for the 10 trading days immediately prior to the record date or date of issuance with respect to distributions, issuances or other events requiring such computation under subsection (ii) or (iii) above; provided that in the case of an underwritten public offering of Equity Equivalents which are currently traded, the Current Market Price shall be the closing price of the Company Common Stock on the issuance date, less an allowance for a customary discount to the current market trading price which is reasonably required to effect such offering. The closing price for each day shall be the closing price on the NYSE or the last reported sales price or, if shares of the Company Common Stock are not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Company Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price of the Company
Common Stock as quoted on the NASDAQ National Market. Notwithstanding the provisions of this subsection (iv), if (A) the Common Stock is listed or traded on the NYSE or other national securities exchange or quoted on the NASDAQ National Market but either (1) the prices described in this Section 10(c)(iv) are not available or (2) the Majority Holders determine that the such prices do not adequately reflect the fair value of a share of Company Common Stock due to limited float or trading volume, or (B) the Common Stock is not listed on the NYSE or other national securities market or quoted on the NASDAQ National Market, the Current Market Price shall be the fair value of a share of Company Common Stock as agreed by the Corporation and the Majority Holders or if the Corporation and the Majority Holders are unable to agree, the fair value of a share of Company Common Stock as determined by a nationally recognized investment bank selected jointly by the Corporation and the Majority Holders (or if they are unable to agree on such an investment bank, as determined by a nationally recognized investment bank selected by lot by the Board of Directors from a total of four such investment banks (two of which shall be selected by the Corporation and two of which shall be selected by the Majority Holders)). The fees and expenses of such investment bank shall be paid by the Corporation.

                     (v) No Adjustment. No adjustment in the Common Share Equivalent Number or Common Share Equivalent Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Common Share Equivalent Number or Common Share Equivalent Price as last adjusted; provided, however, that any adjustments which by reason of this subsection (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               No adjustment need be made for a transaction referred to in paragraph (b)(i), (ii) or (iii) above if all Holders of Series D Preferred Stock are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Corporation shall give 30 days' prior notice to any transfer agent and to the Holders of the Series D Preferred Stock of any such determination.

               No adjustment need be made for (a) issuances of Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, (b) a change in the par value or a change to no par value of the Common Stock and (c) the issuance of Common Stock to directors, officers and employees of the Corporation and its subsidiaries pursuant to any stock-based incentive plan duly approved by the Board of Directors or any duly authorized committee thereof.

                     (vi) Notice of Adjustment. Whenever the Common Share Equivalent Number or the Common Share Equivalent Price is adjusted, the Corporation shall promptly mail to holders of the Series D Preferred Stock and to the transfer agent a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

                     (vii)  Notice of Certain Transactions.

               In the event that:

                            (A) the  Corporation  takes  any action  which would
require an adjustment in the Common Share Equivalent Number or the Common Share Equivalent Price;

                            (B) the Corporation  consolidates or merges with, or
transfers all or substantially all of its assets to, another corporation and shareholders of the Corporation must approve the transaction; or

                            (C) there is  a dissolution  or liquidation  of  the
Corporation, the Corporation shall mail to holders of the Series D Preferred Stock and to any transfer agent a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause
(A), (B) or (C) of this Section 10(b)(vii).

                     (viii) Effect of Reclassification, Consolidation, Merger or Sale on Reference Number and Reference Price. If any of the following shall occur, namely: (a) any reclassification or change of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in (c)(i), (ii) or (iii) above); (b) any consolidation or merger to which the Corporation is a party other than a merger




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in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the assets of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, ensure that effective provision be made in the agreements relating to such transaction and the certificate of incorporation of the resulting or surviving corporation or otherwise such that each the Holder will receive, in exchange for it's Series D Preferred Stock, either (1) shares of a class of securities of the Corporation or its successor that is substantially equivalent to (and not less favorable than) the Series D Preferred Stock, including, without limitation, with respect to rank, antidilution protection, rights, dividends and rights or liquidation,
or  (2)  with  respect  to  any  Holder  who  so  elects,   into  such  Holder's
proportionate share (based on the Common Share Equivalent Number of such Holder's Series D Preferred Stock and assuming that such Holder's Series D Preferred Stock is Common Stock) the same kind and amount of shares of stock and the securities and property (including cash) receivable by a holder of Common
Stock  upon  such  reclassification,   change,  consolidation  merger,  sale  or
conveyance. If in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then effective provision shall also be made in the certificate of incorporation of such other corporation or otherwise of such additional antidilution provisions as are necessary to protect the interests of the holders of the Series D Preferred Stock by reason of the foregoing. The provisions of this Section 10(a)(viii) shall similarly apply to successive consolidations, mergers, sales or conveyances. The provisions of this Section 10(a)(viii) shall be in addition to any other rights the Holders of Series D Preferred Stock may have by operation of law, contract or otherwise.

               (b) Deemed Adjustment of Unissued Shares.

                     All adjustments to the Common Share Equivalent Number and the Common Share Equivalent Price pursuant to this Section 10 shall apply to and be effective in respect of all shares of Series D Preferred Stock whether or not issued and outstanding (or deemed to be outstanding) pursuant to the terms of this Certificate of Designation. If an adjustment event occurs, the adjustment to the Common Share Equivalent Number and the Common Share Equivalent Price shall take effect (1) in the case of shares of Series D Preferred Stock that are issued and outstanding (including, for this purpose, shares that are deemed not to be outstanding by reason of the provisions of Section 8 hereof), on the applicable Adjustment Date, and (2) in the case of all shares of Series D Preferred Stock that are not outstanding on the applicable Adjustment Date, on the date such shares are subsequently issued, automatically upon such issuance.



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Section 11.    Reports.

               So long as the Series D Preferred Stock remains outstanding, the Corporation shall cause its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act, to be mailed to the holders of the Series D Preferred Stock (contemporaneously with the mailing of such materials to the Corporation's stockholders) at their addresses appearing on the books of the Corporation. If the Corporation is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall cause its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accounts), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the Corporation would otherwise by required to include in annual and quarterly reports filed under the Exchange Act, to be mailed to the holders of the Series D Preferred Stock, within 120 days after the end of each of the Corporation's fiscal years and within 60 days after the end of each of its first three fiscal quarters.

Section 12.    Severability of Provisions.

               Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.


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



         IN WITNESS WHEREOF, American Skiing Company has caused this Certificate to be signed by William J. Fair, its President and Chief Executive Officer, this ____ day of July, 2001.


                                         AMERICAN SKIING COMPANY



                                         By:      ______________________________
                                                  Name:    William J. Fair
                                                  Title:   President and Chief
                                                           Executive Officer